================================================================================



      As filed with the Securities and Exchange Commission on October 11, 2000
                                                     Registration No. 333-81555
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                       ----------------------------------


                         Post-effective Amendment No. 1
                                       to
                                    Form S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
             -------------------------------------------------------


                            Lennox International Inc.
              (Exact name of Registrant as specified in its charter)

         Delaware                         3585                   42-0991521
(State or other jurisdiction of (Primary Industrial Standard (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                              2140 Lake Park Blvd.
                             Richardson, Texas 75080
                                 (972) 497-5000
               (Address, including zip code, and telephone number,
          including area code, of Registrant's principal executive offices)
--------------------------------------------------------------------------------

                              Carl E. Edwards, Jr.
                            Executive Vice President,
                          General Counsel and Secretary
                            Lennox International Inc.
                              2140 Lake Park Blvd.
                             Richardson, Texas 75080
                                 (972) 497-5000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
--------------------------------------------------------------------------------

                                    Copy to:
                                 Andrew M. Baker
                               Baker Botts L.L.P.
                                2001 Ross Avenue
                               Dallas, Texas 75201
                                 (214) 953-6500
--------------------------------------------------------------------------------


Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] _____

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: [ ]

--------------------------------------------------------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                EXPLANATORY NOTE

All of the shares of common stock, par value $.01 per share ("Common Stock"), of the Registrant included in this Post Effective Amendment No. 1 were previously included in and registered under this registration statement. On July 27, 2000, the board of directors of the Registrant declared a dividend of one right ("Right") for each outstanding share of Common Stock to stockholders of record at the close of business on August 7, 2000. Each Right entitles the registered holder to purchase from the Registrant a unit consisting of one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Registrant. Initially, the Rights will be attached to all certificates representing outstanding shares of Common Stock, and no separate certificates for the Rights will be distributed. Accordingly, the Registrant hereby registers the Rights under this registration statement. No additional fee is payable in respect of the Rights.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                     Subject to completion, dated October 11, 2000





                                   PROSPECTUS

                                6,015,000 Shares

                        [LENNOX INTERNATIONAL INC. LOGO]


                                  COMMON STOCK


                                  ------------


          We may offer and issue up to 6,015,000 shares of our common stock covered by this prospectus from time to time in business combination transactions involving our acquisition, directly or indirectly, of businesses or other operating assets. We expect that we will determine the terms of these acquisitions by direct negotiations with the owners or controlling persons of the businesses or assets to be acquired and the shares of our common stock issued will be valued at prices reasonably related to market prices prevailing either at the time an acquisition agreement is executed or at or about the time of delivery of the shares.


                                  ------------


          Our common stock is traded on the New York Stock Exchange under the trading symbol "LII." On October 10, 2000, the last reported sales price of our common stock on the New York Stock Exchange was $8.50 per share.



                                  ------------


Investing in our common stock involves risks. See "Risk Factors" beginning on page 3.



                                  ------------



Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                                  ------------


                                   The date of this prospectus is _______, 2000.

                                TABLE OF CONTENTS

                                                                        Page
LENNOX.....................................................................2
RISK FACTORS...............................................................3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..........................7
SELECTED FINANCIAL DATA....................................................8
PLAN OF DISTRIBUTION.......................................................9
LEGAL MATTERS..............................................................9
EXPERTS....................................................................9
WHERE YOU CAN FIND MORE INFORMATION........................................9



THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT LENNOX THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS AVAILABLE TO YOU WITHOUT CHARGE UPON EITHER WRITTEN OR ORAL REQUEST. YOU CAN OBTAIN THIS INFORMATION BY REQUESTING IT IN WRITING OR BY TELEPHONE FROM LENNOX AT THE FOLLOWING ADDRESS AND TELEPHONE NUMBER:

                            LENNOX INTERNATIONAL INC.
                            2140 LAKE PARK BLVD.
                            RICHARDSON, TEXAS 75080
                            ATTENTION: INVESTOR RELATIONS
                            (972) 497-5000

FOR ADDITIONAL SOURCES OF THE DOCUMENTS INCORPORATED BY REFERENCE AND OTHER INFORMATION ABOUT LENNOX, YOU SHOULD READ "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 9.

                                     LENNOX

          We are a leading global provider of climate control solutions. We design, manufacture and market a broad range of products for the heating, ventilation, air conditioning and refrigeration markets, which is sometimes referred to as "HVACR." Our products are sold under well-established brand names including "Lennox", "Armstrong Air", "Ducane", "Bohn", "Larkin", "Heatcraft", "Advanced Distributor Products" and others. We are also one of the largest manufacturers in North America of heat transfer products, such as evaporator coils and condenser coils. We have leveraged our expertise in heat transfer technology, which is critical to the efficient operation of any heating or cooling system, to become an industry leader known for our product innovation and the quality and reliability of our products. We are also a leader in the growing market for hearth products, which includes pre-fabricated fireplaces and related products.

          Historically, we have sold our "Lennox" brand of residential heating and air conditioning products directly to a network of installing dealers, which as of the date of this prospectus numbers approximately 6,500, making us the largest wholesale distributor of these products in North America. In September 1998, we initiated a program to acquire dealers in metropolitan areas in the United States and Canada so that we can provide heating and air conditioning products and services directly to consumers. As of September 30, 2000, we had acquired approximately 220 dealers in the United States and Canada, including the dealers acquired through the acquisition of Service Experts, Inc. in January 2000.

          Shown below are our five business segments, the key products and brand names within each segment and 1999 net sales by segment.

     SEGMENT             PRODUCTS/SERVICES                  BRAND NAMES                        1999 NET SALES
     -------             -----------------                  -----------                        --------------
                                                                                                (in millions)


North American           Furnaces, heat pumps, air         Lennox, Armstrong Air,                $1,143.5
residential              conditioners, packaged heating    Air-Ease, Concord, Magic-Pak,
                         and   cooling    systems   and    Ducane, Advanced Distributor
                         related products; pre-fabricated  Products, Superior, Marco,
                         fireplaces, free standing         Whitfield and Security Chimneys
                         stoves, fireplace inserts and
                         accessories
North American retail    Sales, installation and           Service    Experts,    various           218.1
                         service of home comfort           individual dealership names
                         equipment
Commercial air           Unitary air conditioning and      Lennox, Alcair and Janka                 452.8
  conditioning           applied systems
Commercial               Chillers, condensing units,       Bohn, Friga-Bohn, Larkin,                327.3
  refrigeration          unit coolers, fluid coolers,      Climate Control, Chandler
                         air cooled condensers and air     Refrigeration, Kirby, Muller
                         handlers                          and Lovelock
Heat transfer            Heat transfer coils, other        Heatcraft, Friga-Bohn, Kirby             220.0
                         heat transfer products, and       and Muller
                         equipment and tooling to
                         manufacture coils
                                                           Total                                 $2,361.7
                                                                                                 ========

          In 1999, we expanded our hearth products line through the acquisition of Security Chimneys International, Ltd. In May 1999, we acquired Livernois Engineering Holding Company and related patents. Livernois produces heat transfer manufacturing equipment for the HVACR and automotive industries. We acquired James N. Kirby Pty. Ltd., an Australian company that participates in the commercial refrigeration and heat transfer markets in Australia, in June 1999. In October 1999, we acquired substantially all of the assets of the air conditioning and heating division of The Ducane Company, Inc. based in South Carolina. This acquisition gives us additional capacity to manufacture heating and air conditioning products. In January 2000, we completed the acquisition of Service Experts, Inc. in exchange for approximately 12.2 million shares of our common stock and the assumption of $162.7 million of debt. Service Experts provides residential heating, ventilation and air conditioning services and replacement equipment through approximately 120 dealers in approximately 36 states.

          We are located at 2140 Lake Park Blvd.,Richardson, Texas 75080 and our telephone number is (972) 497-5000.

                                  RISK FACTORS

          You should carefully consider the risks described below before making an investment decision.

RISK FACTORS RELATING TO OUR BUSINESS

          Our business is subject to the following risks, which include risks relating to the industry in which we operate.

          WE MAY INCUR MATERIAL COSTS AS A RESULT OF WARRANTY AND PRODUCT LIABILITY CLAIMS WHICH WOULD NEGATIVELY IMPACT OUR PROFITABILITY

          The development, manufacture, sale and use of our products involve a risk of warranty and product liability claims. In addition, as we increase our efforts to acquire installing heating and air conditioning dealers in the U.S. and Canada, we incur the risk of liability claims for the installation and service of heating and air conditioning products. We maintain product liability insurance. Our product liability insurance policies have limits, however, that if exceeded, may result in material costs that would have an adverse effect on our future profitability. In addition, warranty claims are not covered by our product liability insurance and there may be types of product liability claims that are also not covered by our product liability insurance.

          WE MAY NOT BE ABLE TO REALIZE OUR BUSINESS STRATEGY OF SUCCESSFULLY COMPLETING OR OPERATING STRATEGIC ACQUISITIONS

          We intend to grow in part through the acquisition of heating and air conditioning dealers and other complementary businesses both in the U.S. and internationally. This strategy will involve reviewing and potentially reorganizing the operations, corporate infrastructure and systems and financial controls of acquired businesses. The success of our acquisition strategy may be limited because of unforeseen expenses, difficulties, complications and delays encountered in connection with the expansion of our operations through acquisitions. We may not be able to acquire or manage profitably additional businesses or to integrate successfully any acquired businesses into our business without substantial costs, delays or other operational or financial difficulties. In addition, we may be required to incur additional debt or issue equity to pay for future acquisitions.

          THE CONSOLIDATION OF DISTRIBUTORS AND DEALERS COULD FORCE US TO LOWER OUR PRICES OR HURT OUR BRAND NAMES WHICH WOULD RESULT IN LOWER SALES

          There is a continuing effort underway in the U.S. by several companies to purchase independent distributors and dealers and consolidate them into large enterprises. These large enterprises may be able to exert pressure on us or our competitors to reduce prices. Additionally, these enterprises tend to emphasize their company name, rather than the brand of the manufacturer, in their promotional activities, which could lead to dilution of the importance and value of our brand names. Future price reductions and the brand dilution caused by the consolidation among HVACR distributors and dealers could have an adverse effect on our future sales and profitability.

          OUR DEALER ACQUISITION PROGRAM COULD LEAD TO LOSS OF SALES FROM INDEPENDENT DEALERS AND DEALERS OWNED BY CONSOLIDATORS

          In connection with our program of acquiring heating and air conditioning dealers in the U.S. and Canada, we face the risk that dealers owned by consolidators and independent dealers may discontinue using our heating and air conditioning products because we are and increasingly will be in competition with them. We sold approximately $64 million of heating and air conditioning products to consolidators in 1999, excluding Service Experts, representing 2.7% of our net sales.

          COOLER THAN NORMAL SUMMERS AND WARMER THAN NORMAL WINTERS MAY DEPRESS OUR SALES

          Demand for our products and for our services is strongly affected by the weather. Hotter than normal summers generate strong demand for our replacement air conditioning and refrigeration products and colder than normal winters have the same effect on our heating products. Conversely, cooler than normal summers and warmer than normal winters depress our sales. Because a high percentage of our overhead and operating expenses is relatively fixed throughout the year, operating earnings and net earnings tend to be lower in quarters with lower sales.

          WE MAY NOT BE ABLE TO COMPETE FAVORABLY IN THE HIGHLY COMPETITIVE HVACR BUSINESS

          Competition in our various markets could cause us to reduce our prices or lose market share, or could negatively affect our cash flow, which could have an adverse effect on our future financial results. Substantially all of the markets in which we participate are highly competitive. The most significant competitive factors we face are product reliability, product performance,service and price, with the relative importance of these factors varying among our product lines. In addition, in our distribution channel in which we will sell our products directly to consumers, we face competition from independent dealers and dealers owned by consolidators and utility companies, some of whom may be able to provide their products or services at lower prices than we can.

          WE MAY BE ADVERSELY AFFECTED BY PROBLEMS IN THE AVAILABILITY OF OR INCREASES IN THE PRICES OF COMPONENTS AND RAW MATERIALS

          Increases in the prices of raw materials or components or problems in their availability could depress our sales or increase the costs of our products. We are dependent upon components purchased from third parties as well as raw materials such as copper, aluminum and steel.We enter into contracts each year for the supply of key components at fixed prices. However, if a key supplier is unable or unwilling to meet our supply requirements, we could experience supply interruptions or cost increases, either of which could have an adverse effect on our gross profit. In addition, we regularly pre-purchase a portion of our raw materials at a fixed price each year to hedge against price fluctuations, but a large increase in raw materials prices could significantly increase the cost of our products.

          THE PROFITABILITY OF OUR INTERNATIONAL OPERATIONS COULD BE ADVERSELY AFFECTED BY ECONOMIC TURMOIL, WAR OR CIVIL UNREST

          Our international operations are subject to various economic,political and other risks that are generally not present in our North American operations. International risks include:

          -    instability of foreign economies and governments;

          -    price and currency exchange  controls;

          - unfavorable changes in monetary and tax policies and other regulatory changes;

          -    fluctuations in the relative value of currencies;

          -    expropriation and nationalization of our foreign assets; and

          -    war and civil unrest.

          We sell products in over 70 countries and have business units located in Europe, Asia Pacific, Latin America and Mexico. Sales of our products outside of the U.S. represented approximately 26.7% of our 1999 net sales. We anticipate that, over time, international sales will continue to grow as a percentage of our total sales.

          OUR OPERATIONS ARE SUBJECT TO INHERENT RISKS THAT COULD RESULT IN LOSS OF LIFE OR SEVERE DAMAGE TO OUR PROPERTIES AND THE SUSPENSION OF OPERATIONS

          Our operations are subject to hazards and risks inherent in operating large manufacturing facilities, including fires, natural disasters and explosions, all of which can result in loss of life or severe damage to our properties and the suspension of operations. We maintain business interruption and other types of property insurance as protection against operating hazards. The occurrence of a significant event not fully covered by insurance could have an adverse effect on our profitability.

          SINCE A SIGNIFICANT PERCENTAGE OF OUR WORKFORCE IS UNIONIZED, WE FACE RISKS OF WORK STOPPAGES AND OTHER LABOR RELATIONS PROBLEMS

          We are subject to a risk of work stoppage and other labor relations matters because a significant percentage of our workforce is unionized. As of September 30, 2000, approximately 17% of our workforce was unionized. Within the U.S., we have eight manufacturing facilities and five distribution centers, along with our North American Parts Center in Des Moines, Iowa, with collective bargaining agreements ranging from three to eight years in length. Outside of the U.S., we have 13 significant facilities that are represented by unions. As we expand our operations, we are subject to increased unionization of our workforce. The results of future negotiations with these unions, including the effects of any production interruptions or labor stoppages,could have an adverse effect on our future financial results.

          SKILLED LABOR SHORTAGES COULD ADVERSELY AFFECT OUR BUSINESS

          The service and replacement business operated by our dealers requires an adequate supply of skilled labor to provide timely, high quality service. In addition, high turnover in skilled positions may adversely affect operating costs of the service and replacement business. Accordingly, our ability to increase productivity and net earnings in that business segment depends on our ability to employ the skilled laborers necessary to meet our service requirements. We cannot assure you that we will be able to maintain the skilled labor force necessary to operate the service and replacement business efficiently or that our labor expenses will not increase because of a shortage of skilled workers.

          EXPOSURE TO ENVIRONMENTAL LIABILITIES COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS

          Our future profitability could be adversely affected by current or future environmental laws. We are subject to extensive and changing federal, state and local laws and regulations designed to protect the environment in the U.S. and in other parts of the world. These laws and regulations could impose liability for remediation costs or result in civil or criminal penalties in cases of non-compliance. Compliance with environmental laws increases our costs of doing business. Because these laws are subject to frequent change, we are unable to predict the future costs resulting from environmental compliance.

          The U.S. and other countries have established programs for limiting the production, importation and use of certain ozone depleting chemicals, including refrigerants used by us in most of our air conditioning and refrigeration products. Some categories of these refrigerants have been banned completely and others are currently scheduled to be phased out in the U.S. by the year 2030. The U.S. is under pressure from the international environmental community to accelerate the current 2030 deadline. In Europe, this phaseout may occur even sooner. The industry's failure to find suitable replacement refrigerants for substances that have been or will be banned or the acceleration of any phase out schedules for these substances by governments could have an adverse effect on our future financial results.

          THE NORRIS FAMILY WILL BE ABLE TO EXERCISE SIGNIFICANT CONTROL OVER OUR COMPANY

          The ability of the Norris family to exercise significant control over Lennox may discourage, delay or prevent a takeover attempt that a stockholder might consider in his or her best interest and that might result in a stockholder receiving a premium for his or her common stock. As of September 30, 2000, approximately 110 descendants of or persons otherwise related to D. W. Norris, one of our original owners, collectively control over 50% of the outstanding shares of our common stock. Accordingly, if the Norris family were to act together, it would have the ability to:

          -    control   the   vote   of   most   matters    submitted   to  our
               stockholders, including any merger, consolidation or sale of all or substantially all of our assets;

          -    elect all of the members of our board of directors;

          -    prevent or cause a change in control of our company; and

          -    decide  whether  to  issue  additional  common  stock  or   other
               securities or declare dividends.

RISK FACTORS RELATING TO SECURITIES MARKETS

          There are risks relating to the securities markets that you should consider in connection with your investment in and ownership of our stock.

          ANTI-TAKEOVER PROVISIONS IN OUR GOVERNING DOCUMENTS AND DELAWARE LAW COULD PREVENT OR DELAY A CHANGE IN CONTROL OF OUR COMPANY

          Our governing documents contain provisions that make it more difficult to implement corporate actions that may have the effect of delaying, deterring or preventing a change in control. A stockholder might consider a change in control in his or her best interest because he or she might receive a premium for his or her common stock. Examples of these provisions include:

          - a vote of more than 80% of the outstanding voting stock is required for stockholders to amend specified provisions of the governing documents;

          - our board of directors is divided into three classes, each serving three-year terms;

          - members of our board of directors may be removed only for cause and only upon the affirmative vote of at least 80% of the outstanding voting stock; and

          - a vote of more than 80% of the outstanding voting stock is required to approve specified transactions between us and any person or group that owns at least 10% of our voting stock.

          Our board of directors has the ability, without stockholder action, to issue shares of preferred stock that could, depending on their terms, delay, discourage or prevent a change in control of Lennox. In addition, we have entered into a stockholder rights agreement pursuant to which one right is attached to each share of our common stock which will initially trade together as one share. The rights would cause substantial dilution to a person or group that attempts to acquire us on terms not approved in advance by our board of directors. The Delaware General Corporation Law, under which we are incorporated, contains provisions that impose restrictions on business combinations such as mergers between us and a holder of 15% or more of our voting stock.

          THE PRICE OF OUR COMMON STOCK MAY FLUCTUATE SIGNIFICANTLY AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT AS A RESULT

          The price of our common stock may be affected by a number of factors, including:

          -    actual or anticipated fluctuations in our operating results;

          - changes in expectations as to our future financial performance or changes in financial estimates of securities analysts;

          -    announcements of new products or technological innovations; and

          - the operating and stock price performance of other comparable companies.

          In addition, the stock market in general has experienced extreme volatility that often has been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements in this prospectus constitute forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risk Factors." These factors may cause our actual results to differ materially from any forward-looking statement.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

                             SELECTED FINANCIAL DATA

         The following selected financial data for each of the years in the five-year period ended December 31, 1999 have been derived from our financial statements which have been audited by Arthur Andersen LLP. The summary financial and other data for each of the six months ended June 30, 1999 and 2000 are derived from our unaudited financial statements which, in our opinion, have been prepared on the same basis as the audited financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of such information. Our fiscal quarters are each comprised of 13 weeks. For convenience, the 26-week periods ended July 2, 1999 and July 1, 2000 are referred to as the six months ended June 30, 1999 and 2000, respectively.

                                                                                                              Six Months Ended
                                                     Year Ended December 31,                                      June 30,
                               ------------------------------------------------------------------------   --------------------------
                                    1995          1996           1997          1998           1999            1999           2000
                                    ----          ----           ----          ----           ----            ----           ----
                                                           (in thousands, except per share data)
Statement of Operations Data:
Net sales ..................   $ 1,306,999    $ 1,364,546    $ 1,444,442    $ 1,821,836    $ 2,361,667    $ 1,080,900   $ 1,610,524

Cost of goods sold .........       946,881        961,696      1,005,913      1,245,623      1,617,332        743,000     1,083,429
                                 ---------      ---------      ---------      ---------      ---------      ---------     ---------
   Gross profit ............       360,118        402,850        438,529        576,213        744,335        337,900       527,095
Selling, general and
   administrative expenses .       288,493        302,262        333,768        469,610        588,388        271,202       433,888
Product inspection charge(1)          --             --          140,000           --             --             --            --
                         --      ---------      ---------      ---------      ---------      ---------     ---------      ---------
   Income (loss) from
     operations ............        71,625        100,588        (35,239)       106,603        155,947         66,698        93,207
Interest expense, net ......        20,615         13,417          8,515         16,184         33,096         15,100        27,992
Other ......................          (622)          (943)         1,955          1,602           (287)          (781)          746
Minority interest ..........          --             --             (666)          (869)          (100)          (620)         (515)
                                 ---------      ---------       ---------      ---------      ---------      ---------     ---------
   Income (loss) before
     income taxes ..........        51,632         88,114        (45,043)        89,686        123,238         52,999        64,984
Provision (benefit) for
   income taxes ............        17,480         33,388        (11,493)        37,161         50,084         22,798        26,967
                                 ---------      ---------       ---------     ---------       --------      ----------     --------
   Net income (loss) .......    $    34,152    $  54,726      $  (33,550)    $   52,525     $   73,154     $   30,201   $    38,017
Earnings (loss) per share:      ===========    ===========    ===========    ===========    ===========    ===========   ===========
   Basic ...................    $     1.04     $     1.62     $    (0.99)    $     1.50     $      1.85    $     0.84    $     0.68
   Diluted .................          1.04           1.59          (0.99)          1.47            1.81          0.82          0.68
Weighted average shares
   outstanding:
   Basic ...................        32,899         33,693         33,924         34,914         39,615         35,805        55,948
   Diluted .................        32,964         34,386         33,924         35,739         40,519         36,696        56,289
Dividends per share ........    $     0.22     $     0.26     $     0.28     $     0.32     $     0.35     $     0.17    $     0.19




                                                           December 31,                                    June 30,
                                 ---------------------------------------------------------------  --------------------------
                                   1995          1996         1997         1998         1999         1999         2000
                                   ----          ----         ----         ----         ----         ----         ----
                                                                       (in thousands)
Balance Sheet Data:
Cash and cash equivalents....    $   73,811  $   151,877   $   147,802  $    28,389  $    29,174  $    34,381  $    47,323
Working capital..............       307,502      325,956       335,891      263,289      424,602      239,612      441,622
Total assets.................       768,517      820,653       970,892    1,152,952    1,683,673    1,504,437    2,123,068
Total debt...................       219,346      184,756       198,530      317,441      577,049      576,278      738,821
Stockholders' equity.........       315,313      361,464       325,478      376,440      597,896      422,381      758,883

----------
[FN]
(1)       Represents  a  pre-tax  charge  taken  in  the fourth  quarter of 1997 for estimated costs of an inspection program for our Pulse furnaces installed from 1982 to 1990 in the U.S. and Canada. We initiated the inspection program because we received anecdotal reports of accelerated corrosion of a component of these products under extreme operating conditions.

                              PLAN OF DISTRIBUTION

          This prospectus covers the offer and sale of up to 6,015,000 shares of our common stock which we may offerfrom time to time in connection with future direct and indirect acquisitions of other businesses, properties or securities in business combination transactions. As of September 30, 2000, approximately
1.36 million shares of our common stock have been sold pursuant to this prospectus. In addition to the shares of common stock offered by this prospectus, we may offer other consideration, including stock options, cash, notes or other evidences of debt, assumption of liabilities and/or a combination of these types of consideration. In addition, we may lease property from, and enter into management agreements and consulting and noncompetition agreements with, the former owners and key executive personnel of the businesses to be acquired.

          We expect that we will determine the terms on which we may issue the shares of common stock covered by this prospectus by direct negotiations with the owners or controlling persons of the business or assets to be acquired and that the shares of common stock issued will be valued at prices reasonably related to market prices prevailing either at the time an acquisition agreement is executed or at or about the time of delivery of those shares.

          Pursuant to Rule 145 under the Securities Act of 1933, the volume limitations and some other requirements of Rule 144 will apply to resales of the shares of common stock covered by this prospectus by affiliates of the businesses we acquire for a period of one year from the date of their acquisition or such shorter period as the Securities and Exchange Commission may prescribe. Otherwise, these securities will be freely tradeable after their issuance by persons not affiliated with us unless we contractually restrict their sale.

          In an effort to maintain an orderly market in the common stock or for other reasons, we may negotiate agreements with persons receiving common stock covered by this prospectus that will limit the number of shares that such persons may sell for specified periods. These agreements may be more restrictive than restrictions on sales made pursuant to the exemption from registration requirements of the Securities Act of 1933, including the requirements under Rule 144 or Rule 145, and the persons party to these agreements may not otherwise be subject to the Securities Act requirements.

                                  LEGAL MATTERS

          The validity of the issuance of the shares of common stock offered by this prospectus will be passed upon for us by Baker Botts L.L.P., Dallas, Texas.

                                     EXPERTS

          Our financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                       WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference rooms at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.20549, and at the SEC's Regional Offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference:

          -    Our  Annual  Report on  Form 10-K for the year ended December 31,
               1999;

          - Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000;

          - Our Current Reports on Form 8-K dated January 21, 2000, February 28, 2000 and July 27, 2000;

          - The description of our common stock contained in our Registration Statement on Form 8-A dated July 12, 1999; and

          - The description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A dated July 27, 2000.

          We also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the termination of the offering of our common stock.

          You may request a copy of these filings at no cost, by writing or telephoning us at the following address and telephone number:

                  Lennox International Inc.
                  2140 Lake Park Blvd.
                  Richardson, Texas 75080
                  Attention: Investor Relations
                  (972) 497-5000

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

          All capitalized terms used and not defined in Part II of this Registration Statement shall have the meanings assigned to them in the prospectus which forms a part of this Registration Statement.

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

          DELAWARE GENERAL CORPORATION LAW

          Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

          Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

          Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          Section  145(d) of the DGCL  provides that any  indemnification  under
Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          Section   145(e)  of  the  DGCL  provides  that  expenses   (including
attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in
Section 145. Such expenses (including attorneys'

fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

          Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

          Section 102(b)(7) of the DGCL provides that the liability of a director may not be limited or eliminated for the breach of such director's duty of loyalty to the corporation or its stockholders, for such director's intentional acts or omissions not in good faith, for such director's concurrence in or vote for an unlawful payment of a dividend or unlawful stock purchase or redemption or for any improper personal benefit derived by the director from any transaction.

        RESTATED CERTIFICATE OF INCORPORATION

        Article  Eighth  of   Lennox's  restated  certificate  of  incorporation
provides that a director of Lennox shall not be liable to Lennox or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any repeal or modification of Article Eighth shall not adversely affect any right or protection of a director of Lennox existing thereunder with respect to any act or omission occurring prior to such repeal or modification.

         BYLAWS

         Article VI of Lennox's bylaws provides that each person who at any time shall serve or shall have served as a director or officer of Lennox, or any person who, while a director or officer of Lennox, is or was serving at the request of Lennox as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be entitled to (a) indemnification and (b) the advancement of expenses incurred by such person from Lennox as, and to the fullest extent, permitted by Section 145 of the DGCL or any successor statutory provision, as from time to time amended. Lennox may indemnify any other person, to the same extent and subject to the same limitations specified in the immediately preceding sentence, by reason of the fact that such other person is or was an employee or agent of Lennox or another corporation, partnership, joint venture, trust or other enterprise.

         The indemnification and advancement of expenses provided by, or granted pursuant to, Article VI shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any bylaw of Lennox, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. All rights to indemnification under Article VI shall be deemed to be provided by a contract between Lennox and the director, officer, employee or agent who served in such capacity at any time while the bylaws of Lennox and other relevant provisions of the DGCL and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing. Without limiting the provisions of Article VI, Lennox is authorized from time to time, without further action by the stockholders of Lennox, to enter into agreements with any director or officer of Lennox providing such rights of indemnification as Lennox may deem appropriate, up to the maximum extent permitted by law. Any agreement entered into by Lennox with a director may be authorized by the other directors, and such authorization shall not be invalid on the basis that similar agreements may have been or may thereafter be entered into with other directors.

         Lennox may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Lennox, or is or was serving at the request of Lennox as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not Lennox would have the power to indemnify such person against such liability under the applicable provisions of Article VI or the DGCL.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)      Exhibits

  Exhibit
  Number                          Description

    3.1 -- Restated Certificate of Incorporation of Lennox (incorporated by reference to Exhibit 3.1 to Lennox's Registration Statement on Form S-1 (Registration No. 333-75725)).
    3.2 -- Amended and Restated Bylaws of Lennox (incorporated by reference to Exhibit 3.2 to Lennox's Registration Statement on Form S-1 (Registration No. 333-75725)).
    4.1 -- Specimen Stock Certificate for the Common Stock, par value $.01 per share, of Lennox (incorporated by reference to Exhibit 4.1 to Lennox's Registration Statement on Form S-1 (Registration No. 333-75725)).
    4.2 -- Rights Agreement, dated as of July 27, 2000, between Lennox and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, which includes as Exhibit A the form of Certificate of Designation of Series A Junior Participating Preferred Stock setting forth the terms of the Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Stock (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated July 27, 2000 (File No. 001-15149)).
    5.1* -- Opinion of Baker Botts L.L.P. regarding legality of securities being registered.
   23.1  --  Consent of Arthur Andersen LLP
   23.2  --  Consent of Baker Botts L.L.P.  (included  in the opinion  filed as
             Exhibit 5.1 to this Registration Statement).
   24.1* -- Powers of Attorney (included in the signature pages of the Registration Statement).
----------
[FN]
* Previously filed.

         (b)   Financial Statement Schedule

               All schedules are omitted as the required information is inapplicable or the information is presented in the consolidated financial statements of Lennox International Inc. and subsidiaries or related notes incorporated herein by reference.

ITEM 22.  UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          The undersigned registrant also undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information setforth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered)and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if,in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To   remove  from  registration  by  means  of  a  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrants' annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (6) That every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 under the Securities Act, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not subject of and included in the registration statement when it became effective.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on October 11, 2000.

                                           LENNOX INTERNATIONAL INC.


                                           By:  /s/ JOHN W. NORRIS, JR.
                                           -------------------------------------
                                           John W. Norris, Jr.
                                           Chairman of the Board and
                                           Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                             Date

/s/ JOHN W. NORRIS, JR.       Chairman of the Board and         October 11, 2000
-----------------------         Chief Executive Officer
John W. Norris, Jr.             (Principal Executive

                                Officer)

/s/ CLYDE W. WYANT            Executive Vice President,         October 11, 2000
-----------------------         Chief Financial Officer
Clyde W. Wyant                  (Principal Financial Officer)



/s/ JOHN J. HUBBUCH           Vice President, Controller and    October 11, 2000
-----------------------         Chief Accounting Officer
John J. Hubbuch                 (Principal Accounting

                                Officer)

                  *           Director                          October 11, 2000
-----------------------
Linda G. Alvarado



                  *           Director                          October 11, 2000
-----------------------
David H. Anderson



                  *           Director                          October 11, 2000
-----------------------
Richard W. Booth



                              Director
-----------------------
Thomas W. Booth



                  *           Director                          October 11, 2000
-----------------------
David V. Brown


                  *           Director                          October 11, 2000
-----------------------
James J. Byrne



-----------------------       Director
Janet K. Cooper

-----------------------       Director
Charles L. Henry



-----------------------       Director
John E. Major


                  *           Director                          October 11, 2000
-----------------------
Donald E. Miller


                              Director
-----------------------
William G. Roth


                  *           Director                          October 11, 2000
-----------------------
Terry D. Stinson


                  *           Director                          October 11, 2000
-----------------------
Richard L. Thompson


*By:  /s/ JOHN W. NORRIS, JR.
-----------------
John W. Norris, Jr.
Attorney-in-Fact  for such  persons  pursuant to the powers of attorney dated June 25, 1999 filed as an exhibit to the Registration Statement

                                  EXHIBIT INDEX

  Exhibit
  Number                          Description

  3.1 -- Restated Certificate of Incorporation of Lennox (incorporated by reference to Exhibit 3.1 to Lennox's Registration Statement on Form S-1 (Registration No. 333-75725)).
  3.2 -- Amended and Restated Bylaws of Lennox (incorporated by reference to Exhibit 3.2 to Lennox's Registration Statement on Form S-1 (Registration No. 333-75725)).
  4.1 -- Specimen Stock Certificate for the Common Stock, par value $.01 per share, of Lennox (incorporated by reference to Exhibit 4.1 to Lennox's Registration Statement on Form S-1 (Registration No. 333-75725)).
  4.2 -- Rights Agreement, dated as of July 27, 2000, between Lennox and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, which includes as Exhibit A the form of Certificate of Designation of Series A Junior Participating Preferred Stock setting forth the terms of the Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Stock (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated July 27, 2000 (File No. 001-15149)).
  5.1*-- Opinion of Baker Botts L.L.P. regarding legality of securities being registered.
  23.1 -- Consent of Arthur Andersen LLP
  23.2 -- Consent of Baker Botts L.L.P.  (included  in the opinion  filed as
          Exhibit 5.1 to this Registration Statement).
  24.1*-- Powers of Attorney (included in the signature pages of the Registration Statement).

----------
[FN]
* Previously filed.